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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    _________


                                    FORM 8-A


                     FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         BRUSH ENGINEERED MATERIALS INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Ohio                                        34-1919973
----------------------------------------                  -------------------
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                          Identification no.)


17876 St. Clair Avenue, Cleveland, Ohio                           44110
---------------------------------------                        ----------
(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration of a    If this form relates to the
class of securities pursuant to Section 12(b)    registration of a class of
of the Exchange Act and is effective upon        securities pursuant to
filing pursuant to General Instruction A.(c),    Section 12(g) of the Exchange
please check the following box.  [X]             Act and is effective pursuant
                                                 to General Instruction A.(d),
                                                 please check the following
                                                 box. [ ]


Securities Act Registration Statement file number to which this form relates:
   333-95917
---------------
(If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class             Name of Each Exchange on Which
              to be so Registered             Each Class is to be Registered
              -------------------             ------------------------------

        Common Stock, without par value           New York Stock Exchange
        -------------------------------           -----------------------


Rights to Purchase Series A Junior Participating
      Preferred Stock, without par value          New York Stock Exchange
------------------------------------------------- -----------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
--------------------------------------------------------------------------------
                                (Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
        -------------------------------------------------------

A. Common Stock, Without Par Value.

            The description of the common stock, without par value, of Brush Engineered Materials Inc. provided in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on February 1, 2000 (Registration No. 333-95917), is incorporated herein by reference.


B. Rights to Purchase Series A Junior Participating Preferred Stock.

            On May 10, 2000, the Directors of Brush Engineered Materials Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each share of Common Stock, without par value, of the Company (a "Common
Share") outstanding as of the close of business on May 16, 2000 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of May 10, 2000 (the "Rights Agreement"), between the Company and National City Bank, N.A., as the Rights Agent. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, without par value (a "Preferred Share"), of the Company at a price of $110.00 per one one-hundredth of a Preferred Share, subject to adjustment. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is incorporated as Exhibit 4(a) hereto and incorporated in this description by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.


ITEM 2. EXHIBITS.
        --------
Exhibit     Description of Document
-------     -----------------------

3(a) Amended and Restated Articles of Incorporation of Brush Engineered Materials Inc. (filed as Annex B to the Registration Statement on Form S-4 filed by the Company on February 1, 2000, Registration No. 333-95917), incorporated herein by reference.

3(b) Amended and Restated Code of Regulations of Brush Engineered Materials Inc. (filed as Exhibit 4(b) to the Current Report on Form 8-K filed by Brush Wellman Inc. on May 16, 2000), incorporated herein by reference.

4(a) Rights Agreement, dated as of May 10, 2000, by and between Brush Engineered Materials Inc. and National City Bank, N.A. as Rights Agent (filed as Exhibit 4(a) to the Current Report on Form 8-K filed by the Company on May 16, 2000), incorporated herein by reference.

4(b) Form of Temporary Certificate for shares of Common Stock of Brush Engineered Materials Inc. (filed as Exhibit 4(b) to the Current Report on Form 8-K filed by the Company on May 16, 2000), incorporated herein by reference.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          BRUSH ENGINEERED MATERIALS INC.


                                          By: /s/ Michael C. Hasychak
                                              ----------------------------------
                                              Name: Michael C. Hasychak
                                              Title: Secretary



Date: May 16, 2000



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                                 EXHIBIT INDEX
                                 --------------


Exhibit     Description of Document
-------     -----------------------

3(a) Amended and Restated Articles of Incorporation of Brush Engineered Materials Inc. (filed as Annex B to the Registration Statement on Form S-4 filed by the Company on February 1, 2000, Registration No. 333-95917), incorporated herein by reference.

3(b) Amended and Restated Code of Regulations of Brush Engineered Materials Inc. (filed as Exhibit 4(b) to the Current Report on Form 8-K filed by Brush Wellman Inc. on May 16, 2000), incorporated herein by reference.

4(a) Rights Agreement, dated as of May 10, 2000, by and between Brush Engineered Materials Inc. and National City Bank, N.A. as Rights Agent (filed as Exhibit 4(a) to the Current Report on Form 8-K filed by the Company on May 16, 2000), incorporated herein by reference.

4(b) Form of Temporary Certificate for shares of Common Stock of Brush Engineered Materials Inc. (filed as Exhibit 4(b) to the Current Report on Form 8-K filed by the Company on May 16, 2000), incorporated herein by reference.



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